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                                                                   Exhibit 10.15

                         REAL PROPERTY LEASING AGREEMENT

                                 NO. 326-61 0038

ROSATA Grundstucks-Vermietungsgesellschaft mbH & Co. Object Dischingen KG, Dusseldorf

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- Lessor -

VARTA Geratebatterie GmbH, Hanover

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- Lessee -

I.   Object of the Lease

     Building housing production, administration and recreation and sanitary premises

                                                  Intended use of
                                                  the Buildings:          Gross floor area:
                                                  --------------          ----------------
      located at
      Zinkelweg 2 and
      Dossenberger Str. in 89561 Dischingen

                                                  Production:   )                  11,058 m POWER OF 2
      Land Register:                              Warehouse:    )
      Land Register of the Heidenheim
      Local Court

                                                  Administration:                   1,997 m POWER OF 2
      for Dischingen                              Recreation/Sanitary:
                                                  Sub-lease:                            0 m POWER OF 2
      Folio:             737                      (others):                             0 m POWER OF 2
                                                                                   --------
      Sub-plot:          980                      Total:
      Folio:             1356
      Sub-plots:         987/1.987/3, 987/4
                         987/5                                                     13,055 m POWER OF 2
      Total size:        44,943 m(2)

II.   TOTAL TERM OF THE LEASE:                                 22.5 years
      Initial term of the lease                                10.5 years

      Commencement of the total term of the lease of the existing buildings on:
      21 December 2000 Probable commencement of the total term of the lease

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                                                                             -2-

      of the new buildings:                               1 December 2001
      End of the initial term of the lease:                  30 June 2011
      End of the total term of the lease:                    30 June 2023

III.  PAYMENTS TO BE MADE BY THE LESSEE:

      The payments to be made by the Lessee shall be calculated on the basis of the Total Investment Costs (TIC) according to the nos. 1, 3 and 5

      Estimated total    EUR   8,356,000.00            assumed depreciation for wear
                                                       and tear
      Consisting of:
      Real property      EUR   1,584,000.00
      Old buildings      EUR   4,372,000.00    approx. 3.7958 % p.a.
      New buildings      EUR   2,300,000.00            3.0000 % p.a.
      Others             EUR     100,000.00    approx. 3.7958 % p.a.

      The stated depreciation for wear and tear (ABSETZUNG FUR ABNUTZUNG, AfA) rates serve as a basis for the calculation of the rent and the contractual residual value.

      Assumed contractual residual value
      at the end of the initial term of the lease:          EUR 5,907,678.87
      at the end of the total term of the lease:            EUR 3,042,700.71

      1. General fee (KONZEPTIONSGEBUHR):                  0.40 % of the TIC

      2. Payments to be made prior to the commencement of the total term of the lease:

         a)  Pre-rental payment (VORMIETE):
         b)  Commitment compensation              )
             (BEREITSTELLUNGSENSCHADIGUNG):       )        See Addendum No. 1
         c)  Interest on input tax (pursuant to   )
             Sec 4 no. c):                        )

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                                                                             -3-

      3. Payments to be made subsequently to the commencement of the total term of the lease:

         a)  Total amount of rent instalments plus advance payment on rent
             (Total amount payable):                       See Addendum No. 1

         b) The amount and the assessment of the advance payments of rent shall be determined in accordance with Annex 1 to this Agreement.

         c) Provisionally assessed amount of the advance payment of rent is after the initial term of the lease: EUR 3,407,678.68

      4. Adjustments of the rent due to conversion of interest
         (conversion date):                               still to be determined

      5. Contribution to administration costs:            0.35 % p.a.

      6. Ancillary costs:

         Subject to submission of appropriate evidence, the Lessee shall reimburse the Lessor for any ancillary costs incurred in accordance with Sec 5.

      7. Turnover tax

         If there is an obligation to pay turnover tax (perhaps due to an option) turnover tax shall be payable at the applicable statutory rate in addition to all payments to be made by the Lessee under this Agreement.

IV.   RENTAL ACCOUNT OF THE LESSOR:

      Commerzbank AG, Dusseldorf, Account no. 2481059 (Sorting code 300 400 00)

V.    ADDENDA:

      Addendum No. 1

VI.   PROVISION OF DOCUMENTS:

      - none -

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                       TERMS AND CONDITIONS OF THE LEASING

                                      SEC 1

         OBJECT OF THE LEASE/COMMENCEMENT OF THE TOTAL TERM OF THE LEASE

1. The Object of the Lease is the real property referred to in I above. All machines and installations which are not part of the Object of the Lease in the sense of sec 68 of the Tax Valuation Act (BEWERTUNGSGESETZ, BewG) shall not fall under this Agreement, even if they are fittings or fixtures of the property. Sec 7-10 of this Agreement shall be continued or may be appropriate in view of the Lessee's use of the Object of the Lease.

2. The total term of the lease shall commence when the possession of the Object of the Lease is transferred to the Lessee. Possession of the Object of the Lease shall be transferred upon its completion or acquisition by the Lessor, as the case may be, and any defects the Object of the Lease may have at this point in time shall be recorded. Possession shall be transferred even if the Object of the Lease has minor defects (as defined in sec 12 no 3 of Part B of the Award Rules for Building Work (VERDINGUNGSORDNUNG FUR BAULEISTUNGEN, VOB)). The Lessor shall not assume any warranty regarding the anticipated date of transfer of possession referred to in II below.

                                      SEC 2

                          TOTAL INVESTMENT COSTS (TIC)

1. The TIC shall include all expenses incurred by the Lessor in connection with the purchase of the property or the heritable building right and the procurement or construction of the Object of the Lease as well as any tax (e.g. turnover tax, real property transfer tax) incurred in this connection, including taxes which are newly introduced or which become payable due to any circumstances occurring after the conclusion of this Agreement, i.e. inter alia:

        The purchase price, including transaction costs (e.g. costs of the recording by a notary) and/or the construction costs, including fees of public authorities and insurance premiums payable during the period of construction, development costs, valuation and other costs charged by third parties in connection with the creation of mortgages on the property, real property transfer tax, even if such additional tax liability is triggered by a third person joining

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                                                                             -5-

        the Lessor as a partner, as well as any non-deductible turnover tax, including any supplementary payments under tax law (e.g. interest).

        All expenses shall be included in the TIC - irrespective of the time at which they have arisen or been assessed by the relevant authorities - including expenses that may be incurred or that may be assessed after the transfer of possession of the Object of the Lease in accordance with Sec 1 or after the assessment of the TIC in accordance with no. 2 of this Sec.

        Any deductible turnover tax paid by the Lessor on the TIC shall not be included in the TIC.

2. The TIC shall be assessed by the parties jointly when all invoices are available. The amount of the payments to be made by the Lessee in accordance with III nos. 1, 3 and 5 as well as the contractual residual value in accordance with III shall be assessed on the basis of the TIC jointly determined by the parties. This shall apply accordingly with respect to any TIC becoming due at a later point in time. If the estimated TIC are exceeded, the provision in Sec 4 no. 8 shall apply up to a partial amount of 10 % of the estimated TIC.

                                      SEC 3

                             APPROVAL TO AGREEMENTS

The Lessor shall submit the agreements to be concluded by it in connection with the procurement and the construction of the Object of the Lease to the Lessee for approval. By giving its approval, the Lessee accepts that the Lessor meets all payment obligations arising under these agreements and in connection with their implementation and that all costs thus incurred shall be part of the TIC in accordance with Sec 2 or the ancillary costs in accordance with Sec 5.

                                      SEC 4

                             PAYMENTS OF THE LESSEE

1.      General fee

        The general fee shall be payable as a one-off payment at the conclusion of the Agreement.

2. Payments to be made prior to the commencement of the total term of the lease

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                                                                             -6-

        a)   Pre-rental payment:

             The pre-rental payment shall be payable for the total investment costs (TIC) placed at disposal by the Lessor, but not yet paid out.

        b)   Financial commitment fee:

             The financial commitment fee shall be charged on any TIC held available but not yet paid out by the Lessor.

        c)   Interest on input tax:

             Interest on input tax shall accrue at the current account borrowing rate of Commerzbank AG, as applicable from time to time, or any turnover tax paid by the Lessor on the TIC, provided, however, that such interest shall also accrue to the extent that the Lessor has filed an application for reimbursement of such input tax, and further provided that such interest accrues only for as long as such application may be pending with the tax office. The same shall apply accordingly with respect to turnover tax that the Lessor pays only subsequently to the commencement of the total term of the lease.

        These payments shall be charged to the Lessee monthly on the basis of the amount of TIC paid (pre-rental payment) or not yet paid (financial commitment compensation) by the end of the respective month, in addition to which interest on input tax shall accrue.

3.      Rent payable after the commencement of the total term of the lease

        a) The total amount of rent plus advance payments on rent shall be calculated on the basis of the final total investment costs (Sec 2) in consideration of the term and the interest rate agreed with the Lessee. The distinction between rent and advance payment on rent arises from Annex 1 and depends on the depreciation for wear and tear pursuant to III.

        b) The advance payment of rent shall be used by the Lessor for redeeming financing liabilities. After the end of the initial term of the lease, the amount of the advance payment of rent shall be equivalent to the balance between the financing liabilities redeemed by that point in time and the amount of the depreciation for wear and tear existing at that time in accordance with III. No interest shall accrue on the advance payment of rent. This has been taken into account when the rent was agreed. The advance payment of rent shall be redeemed as of the end of the initial term of the lease

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                                                                             -7-

             and shall be made on a yearly basis in the amount of the depreciation for wear and tear as referred to in III. The redemption shall be made by set-off against the rent payable by the Lessee to the Lessor. Any balance of the advance payment of rent outstanding by the end of the total term of the lease shall then be redeemed in one amount. The Lessor shall be entitled to prematurely redeem all or any part of the advance payment of rent at any time.

4.      Adjustments of the rent

        In due time before the conversion date (KONVERSIONSZEITPUNKT), the Lessor shall be entitled and obliged to re-asses the rent and the advance payment of rent for the next fixed-rent period (FESTSCHREIBUNGSZEITRAUM) on the basis of the agreed terms and taking into account any redemption payments made, the residual term of the relevant terms of the lease and the interest rate to be agreed with the Lessee.

        If the Lessor and the Lesse fail to reach an agreement on the interest rate, the Lessee shall be entitled to procure financing funds itself. Such financing facilities procured by the Lessee shall be used if the financing costs can thus be reduced by 0.1 % p.a. or more, provided that the terms and conditions shall otherwise correspond to those proposed by the Lessor. Any costs incurred in connection with a restructuring of the financing arrangements shall be borne by the Lessee. Until an agreement on the interest rate is reached between the Lessor and the Lessee, the rent shall be calculated on the basis of the current account borrowing rate applied by the financial institution which has previously provided the financing.

5.      Contribution to administration costs

        The contribution payable to administration costs as of the conclusion of this Agreement shall not be subject to change.

6.      Ancillary costs

        The Lesse shall reimburse the Lessor for all ancillary costs referred to in Sec 5 against submission of appropriate evidence.

7.      Depreciation

        The rents are based on the rates of depreciation specified in III. If a change in the assumed useful life of the Object of the Lease occurs and has the effect that the depreciation rates permissible under tax law also change, this shall have no effect on the aggregate total of the

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                                                                             -8-

        rent instalments and the advance payment of rent. The manner in which such depreciation shall affect the rent and advance payment of rent and the contractual residual value shall be adjusted as appropriate. The same shall apply with respect to any modification of the basis of depreciation that may become required.

8.      Insufficiency of the estimated TIC

        If the estimated TIC are exceeded, the Lessor and the Lessee shall, as a first step, engage in joint efforts to obtain further financing funds. If such a joint effort is unsuccessful and the Lessor and the Lessee also do not agree on any other arrangements in this respect, the Lessor may require the Lessee to pay the balance between the estimated and the actual TIC in the form of a contribution to the procurement costs up to an amount equivalent to 10 % of the estimated TIC.

                                      SEC 5

                                 ANCILLARY COSTS

All costs and taxes incurred in connection with purchasing, owning or leasing out the Object of the Lease, or any change concerning the current or future owners of the partnership acting as Lessor shall be ancillary costs. This shall include, without limitation:

1.      the costs of all insurances taken out (Sec 9);

2. payments to be made on a permanent basis under real property purchase or heritable building rights agreements concluded by the Lessor;

3. all taxes payable in connection with the property (e.g. real property tax), duties, contributions, fees as well as any other charges or obligations of any kind arising from the possession of the property; this shall apply even if such taxes, duties, contributions, fees or other charges or obligations are newly introduced or assessed during the term of the lease;

4.      turnover tax levied as a result of a change in use;

5. any trade tax payable by the Lessor or any member or corporate entity of or related to the Lessor (ORGANTRAGER) as well as any newly introduced or newly assessed taxes or charges;

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                                                                             -9-

6. any additional payment to be made in connection with the taxes referred to in this Agreement, unless the Lessor is responsible for such extra payment becoming due;

7. costs of outside services incurred by the Lessor as the corporate entity owing the property (OBJEKTGESELLSCHAFT), e.g. assuming liability and/or management services, establishment costs, costs of any necessary amendments to statutes, costs of annual audits, contributions payable to the Chambers of Commerce and Industry, etc.

8. costs of drafting tax returns to be filed for the assessment of the taxable value of the Object of the Lease;

9.      costs of monitoring the condition of the building.

                                      SEC 6

                                MODES OF PAYMENT

1. The payments owed by the Lessee shall be made without consideration of the condition or the serviceability of the Object of the Lease. Even if the Object of the Lease is defective or unfit for use, the Lessee shall not be entitled to reduce, withhold or set-off payments in full or in part, unless the relevant claims are undisputed or are based on a final and absolute court ruling. The Lessee may, however, request a reduction of the payments it is obliged to make in the event of any accidental full or partial loss of the Object of the Lease or of the Object of the Lease being fully or partly destroyed, without the Lessee being responsible for such loss or destruction or in the event that the use of the Object of the Lease is impossible for a long time due to reasons for which the Lessee is not responsible.

2. a) 70.72 % of the net rent and the net advance payment of rent and 100 % of the contribution to administration costs as well as statutory turnover tax on the total rent, the advance payment of rent and the contribution to administration costs shall be payable quarterly in advance no later than on the third calendar day of the relevant quarter (date as of which such payment is credited to the Lessor's rental account).

        29.28 % of the net rent and the net advance payment on rent shall be payable quarterly in arrears no later than on the third calendar day of the subsequent quarter (date as of which such payment is credited to the Lessor's rental account).

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                                                                            -10-

        If the Lessee fails to comply with these payment dates, it shall be deemed to be in default of payment (VERZUG) as of that point in time.

    b) Other payments to be made by the Lessee shall be payable 10 days after the receipt of an invoice of the Lessor. The Lessor and the Lessee have agreed that the Lessee shall be deemed in default of payment as of the date of receipt of a reminder, but in any case as of the 30th day after the due date.

3. If the Lessee fails to make payments when due, the Lessor shall be entitled to charge default interest in the amount of the applicable current account borrowing rate of Commerzbank AG on any unpaid balance, unless the Lessee provides evidence that no damage or damage in a lower amount has been caused; any payment of default interest shall be without prejudice to any further claim for damages the Lessor may have.

4. The Lessee authorises the Lessor to collect due payments owed to the Lessor's account referred to in V by using debit entries.

5. If payments of the Lessee are not sufficient to meet all its payment obligations towards the Lessor, the Lessor may decide to which claims any payment made shall be credited.

                                      SEC 7

                             LIABILITY, MAINTENANCE,
                     REPAIR WORK AND ALLOCATION OF THE RISKS

1. The Lessor shall only be liable for damage caused with intent or through gross negligence, unless otherwise stipulated in this Agreement.

2. The Lessee shall maintain the Object of the Lease in a good condition at its own expense at any time so that it is fit for an can be used for its contractual purpose at any time. The costs of the operation, maintenance, servicing and of all repairs, including decorative repairs shall be borne by the Lessee. After a fruitless reminder to the Lessee, the Lessor shall be entitled to arrange for necessary repairs at the expense of the Lessee.

        If the Object of the Lease is destroyed, in full or in part, the Lessee shall be obliged to repair or rebuild it at its expense, unless the Lessee is not responsible for the full or partial destruction of the Object of the Lease. The risk of the accidental loss of the Object of the Lease, or any part thereof, shall be borne by the Lessee.

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                                                                            -11-

        In the event that third parties (insurance companies, parties liable for damage etc.) make compensation payments for damages to the Lessor, the Lessor shall reimburse the Lessee for any amounts already spent by the Lessee with respect to the relevant damage, or shall be used to finance repairs the Lessee is still required to make.

3. The Lessee shall comply with all statutory regulations and obligations imposed by a competent authority. The Lessee shall also meet all obligations which the Lessor has in its capacity as owner of the property or principal to any building contract (BAUHERR) such as the duty to ensure that the property is safe (VERKEHRSSICHERUNGSPFLICHT) or in a condition which is in accordance with the contractual requirements.

        The Lessee shall hold the Lessor harmless with respect to any claims of third parties, including public authorities that arise during the period in which the Lessee is in possession of the Object of the Lease or during the term of this Agreement - as of the date of its conclusion - in connection with the planning, the construction, possession or use of the Object of the Lease. This release from liability shall apply in particular to all claims in connection with the avoidance or removal of substances harmful to the environment (in particular soil contamination, existing pollution or warfare agents). The Lessee shall bear all costs of any facilities or equipment that may be required under statutory regulations or obligations imposed by a competent authority. Any amounts paid by the Lessor in this respect shall be reimbursable by the Lessee immediately upon submission of appropriate evidence.

        The claim for release from liability of the Lessor against the Lessee shall not exist in the event that the Lessee has not caused the damage in question. The claims for release from liability of the Lessor in the event of extraordinary termination of this Agreement prior to the transfer of possession of the Object of the Lease are regulated in Sec 11 no. 5.

                                      SEC 8

                                   WARRANTIES

1. The Lessee shall not be entitled to assert claims against the Lessor because of any defects or restricted usability of the Object of the Lease, unless the Lessor is responsible for such defects or restricted usability or unless otherwise stipulated in this Agreement.

2. The Lessor hereby assigns all warranty claims it has against third parties as well as any claims due to faulty contractual performance (POSITIVE VERTRAGSVERLETZUNG) to the Lessee.

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                                                                            -12-

        The Lessee accepts the assignment and shall be obliged to assert such claims at its expense without delay; and to take legal action in due time if required. The Lessee shall be responsible for any contractual warranty periods being complied with and for any claim being asserted in due time. The Lessee shall consult the Lessor before agreeing to any changes to the agreed warranties.

        In the event that the assigned warranty claims or the claims due to any faulty contractual performance are not enforceable or not fully enforceable against third parties, the Lessor shall meet these claims instead of the third party concerned.

        The Lessee hereby assigns any such claims back to the Lessor effective as of the point in time the Agreement ends. To the extent that the Lessor met the relevant contractual obligation, the Lessee shall be obliged to assign such claims back to the Lessor as of an earlier point in time.

3. The Lessee shall request any third party to make payments due with respect to warranties or faulty contractual performance to the Lessor and shall keep the Lessor up-to-date on the progress of efforts made to enforce such claims.

        The Lessor shall be obliged to use payments received by it under warranty claims or due to faulty contractual performance at its discretion either for the restitution of the Object of the Lease or the amounts payable by the Lessee shall be re-assessed as may be appropriate.

4. The right of the Lessee to reduce the rent arises from Sec 6 and has priority over the provisions of Sec 8.

                                      SEC 9

                                   INSURANCES

1.      The Lessor shall take out the following insurances:

        a) Fire insurance with extended coverage, including insurance against non-stated risks at replacement value with a premium escalator clause (WERTZUSCHLAGSKLAUSEL) or at sliding replacement value (GLEITENDER NEUWERT). Cover for costs of clean up or demolition work shall be included in the insurance.

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                                                                            -13-

        b) liability insurance for house and property holders (HAUS- UND GRUNDBESITZERHAFTPFLICHTVERSICHERUNG) as well as liability insurance for damage caused to bodies of water or to the environment (GEWASSERSCHADEN- BZW. UMWELTHAFTPFLICHTVERSICHERUNG).

        The costs of such insurance shall be invoiced by the Lessor to the Lessee as ancillary costs in accordance with Sec 5 no. 1.

        The Lessee shall inform the Lessor of any missing or insufficient insurance cover without delay. The Lesse shall be obliged to inform the Lessor in particular of any additions of fittings or fixtures, changes in the building structure or changes in the use of the Object of the Lease. If the Lessee intends make such changes, it shall inform the Lessor thereof prior to their implementation.

        The Lessee agrees to comply with the terms of insurance and the security regulations of the insurance companies.

2. The Lessee shall inform the Lessor without delay of any damage and shall ensure that the place at which the damage occurred remains unchanged until it is inspected by representatives of the insurance company. However, this shall not apply to measures required to reduce damage or to avoid consequential damage. The Lessee shall commission in its own name at its own expense specialised enterprises to carry out any necessary work required to limit damage and to then repair it in good time. After having examined and paid the invoices issued by such specialised enterprises for their services, the Lessee shall submit these invoices to the Lessor for further transmission to the insurance company.

3. The Lessor shall be obliged to use the full amount of the compensation received from the insurer for the restitution of the Object of the Lease or the Lessor shall make such compensation available to the Lessee for this purpose. Any additional costs that may be incurred in connection with the full restitution of the Object of the Lease, including the fees of any experts, exceeding the amount of the insurance benefits shall be borne by the Lessee, unless it is not responsible for the full or partial destruction of the Object of the Lease.

        Any such additional costs that may have to be borne by the Lessee shall not give the Lessee any right to subsequently remove any fixtures that may be installed by it or to claim compensation for such additional expenses.

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                                                                            -14-

                                     SEC 10

           FIXTURES, CHANGES IN THE BUILDING STRUCTURE, CHANGES IN USE

1. Any addition of fixtures or changes in the building structure - as well as changes in the use of the Object of the Lease - shall be subject to the prior written consent of the Lessor, irrespective of whether they affect the value or the usability of the Object of the Lease. All permits required under public law must be obtained prior to the carrying out of such measures. The Lessor may refuse its consent for cause only.

2. The Object of the Lease shall be used for the purposes described in I. The Lessee shall evidence such use in appropriate form to the Lessor; this shall also apply in the event of sub-letting. The Lessee shall notify the Lessor without delay of any changes in use or if the Object of the Lease is vacated prematurely.

3. The Lessee shall be entitled to remove fixtures, provided that it shall restore the Object of the Lease to its original condition at the end of the lease. Upon termination of this Real Property Leasing Agreement, the Lessee shall be obliged to restore the Object of the Lease to its original condition at its expense, provided that the costs of this shall not be disproportionate to the market value of the fixtures to be removed.

                                     SEC 11

                     PREMATURE TERMINATION OF THE AGREEMENT

1.      Any termination of this Agreement shall be ruled out in principle.

2. However, either party shall be entitled to terminate the Agreement without notice for cause. Such cause shall be deemed to exist, in particular, if

        a) the Object of the Lease is not purchased or built for reasons for which the party terminating this Agreement is not responsible;

        b) in the event that insolvency proceedings are instituted against the other party or the institution of such proceedings has been refused for lack of assets;

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                                                                            -15-

        c) in the event that any other judicial or out-of-court proceedings are instituted against the assets of the other party for the purpose of settling debts or in the event that the other party discontinues its payments;

        d) in the event that the financial soundness of the other party deteriorates materially compared to the situation existing at the time of the conclusion of the Agreement and that this may jeopardise claims of the Lessee against the Lessor;

        e) one contracting party fails to meet material contractual obligations (e.g. the obligation to maintain the Object of the Lease referred to in Sec 7 in a state of good repair) within two months as of the receipt of a written warning issued by the other contracting party or in the event that material consequences of breaches of contractual provisions are not repaired or cured without delay.

3. In addition, the Lessor shall be entitled to terminate this Agreement without notice in the event that

        a) the Lessee is in delay of payments owed under this Agreement in the amount of at least two rent instalments;

        b) a third party which has assumed liability for the obligations of the Lessee as guarantor, joint and several debtor or in any other capacity comes to be in a situation described in 2 b) to e) above.

4. The Lessor shall be obliged to withdraw an extraordinary termination pursuant to no. 2 d) or 3 a) and to continue the Agreement at the existing terms and conditions in the event that the Lessee pays the amounts in arrears within a period of six weeks as of the receipt of the termination statement or in the event that the Lessee provides sufficient collateral security. The same shall apply accordingly in the event that the Lessee continues to meet its other material contractual obligations without delay, repairs or cures any material consequences of breaches of contract within a period of six weeks as of the receipt of a termination statement. The Lessor shall draw the Lessee's attention to this provision if any extraordinary termination occurs.

5. In the event that this Agreement is terminated prior to the transfer of possession for reasons for which the Lessee is responsible, the Lessee shall reimburse the Lessor for any TIC already incurred or still to be incurred in connection with the implementation of this Agreement. Moreover, the Lessee shall reimburse the Lessor for any necessary one-off or permanent expenses incurred, e.g. in connection with the possession of the real property. In addition, the Lessee shall reimburse the Lessor for any costs incurred, because the Lessor does not actually use any financing facilities obtained by it, provided only that evidence shall be provided for such costs having been incurred by the Lessor. The Lessor may require the Lessee to take its place as a party to any agreements concluded by the Lessor in connection with the implementation of this Agreement and to indemnify the Lessor from any obligations arising in connection with this Agreement.

        In addition, the Lessee shall pay the Lessor compensation for any own costs incurred by the Lessor due to a premature termination of the Agreement in an amount equivalent to 2 % of the estimated TIC referred to in III. Any general fee already paid shall be set-off against this amount. The Lessor may demand a higher compensation if it provides evidence that the damage suffered was higher than the compensation amount provided for above. The Lessee shall be entitled to provide evidence that the own costs of the Lessor were lower than the compensation amount provided for above.

        In the event that the Lessor assumed any obligation in connection with this Agreement at the explicit request of and in coordination with the Lessee in accordance with Sec 3, the Lessee shall be obliged to fully indemnify the Lessor in this respect even in the event that neither the Lessee nor the Lessor are responsible for the termination.

6. In the event that the Agreement is terminated subsequently to the transfer of possession of the Object of the Lease to the Lessee for reasons for which the Lessee is responsible, the Lessee shall be obliged to indemnify the Lessor for any damage incurred by the latter due to the premature termination of the Agreement, including especially any damage that may be incurred if the Lessor is not able to lease or dispose of the Object of the Lease at all or only at less favourable conditions. Any benefits realised by the Lessor by leasing or otherwise disposing of the Object of the Lease shall be set-off against the Lessor's claims for damages.

7. Any reimbursement of contributions to building costs made by the Lessee shall be ruled out irrespective of whether this Agreement is terminated prematurely or as of the end of its contractual term.

                                     SEC 12

                                  MISCELLANEOUS

1.      Sub-letting

        Sub-letting shall be permissible subject to the Lessor's prior consent; the Lessor may refuse its consent to sub-letting for cause only.

2.      Assignments of the Lessee/Consent of the Lessor

        In order to provide collateral security for any current or future claims under this Agreement, the Lessee hereby and as of now assigns to the Lessor all its current and future rights under sub-lease agreements (including any dispositive rights (GESTALTUNGSRECHTE)), such as the right to terminate sub-lease agreements, as well as rights of lien (VERMIETERPFANDRECHT)). The Lessor accepts this assignment. The Lessor shall be entitled to disclose this assignment to any interested third party, provided that it has informed the Lessee of this intention in writing no later than one week before the date of disclosure.

        After the due implementation of this Agreement, the Lessor shall assign its claims under para 1 of this Sec back to the Lessee.

        The Lessee may assign its rights and claims under this Agreement to third parties only with the prior consent of the Lessor.

3.      Assignment of the Lessor

        The Lessor shall be entitled to assign its rights and claims under this Agreement to third parties for financing purposes. The Lessee hereby and as of now consents to such assignment to third parties and agrees that the Lessor allows such third parties to inspect any records or documents the Lessee may have provided to the Lessor in connection with any claims or rights to be assigned in accordance with this provision.

4.      Collateral security

        The Lessee and the Lessor agree as of now that the Lessor shall have a right of lien on any current or future claims of the Lessee against the Lessor. The lien shall serve a collateral security for all current or future claims, including contingent claims which the Lessor has or will have against the Lessee.

5.      Right of inspection

        After prior arrangement with the Lessee, the Lessor shall be entitled to inspect the Object of the Lease or to have it inspected by agents during normal business hours.

6.      Electronic data processing/data protection

        The Lessee agrees that the data included in this Agreement will be provided to and electronically recorded by CommerzLeasing und Immobilien AG, Dusseldorf.

7.      Obligation to occupy the Object of the Lease

        The Lessee shall be obliged to ensure that the Object of the Lease shall be occupied throughout the term of the lease.

8.      Return of the Object of the Lease

        Upon the termination of this Agreement, the Object of the Lease shall be returned to the Lessor in such a condition that it is ready for occupancy, free of any substances harmful to the environment (in particular soil contamination, existing pollution or warfare agents).

9.      Provision of information

        The Lessee shall be obliged to inform the Lessor on its financial situation in a manner in which a borrower is obliged to do this towards its lender in accordance with Sec 18 of the Banking Act (KREDITWESENGESETZ, KWG). The Lessee shall provide the Lessor in particular with its annual financial statements, annual reports and/or reports of its auditor no later than six months after each balance sheet date. The Lessee shall inform the Lessor unrequested and without delay of any material changes in its financial or business situation or its corporate structure.

10.     Legal succession

        The Lessor and the Lessee shall be obliged to transfer their obligations under this Agreement to any legal successors.

11.     Amendments and side agreements

        Any amendments to this Agreement or side agreements shall require written form. Any oral side agreements shall require written confirmation.

12.     Severability clause

        Should any provision of this Agreement be or become invalid, the other provisions shall nevertheless remain valid. In such an event, the parties shall replace the invalid provisions with valid provisions whose contents corresponds to the greatest possible extent to that of the invalid provisions.

13.     Disposal of TIC

        The Lessor may only dispose of funds earmarked as TIC when it is ensured that the transfer of the title of ownership of the land required for the Object of the Lease, as well as the heritable building right, will be entered in the respective land registers in the Lessor's favour, in each case without being subject to any encumbrances, provided only that appropriate evidence shall be provided showing that such real property and heritable building right shall be encumbered with mortgages in favour of the party providing the required financing facilities and further provided that the Lessor shall be in possession of all documents referred to in VI and VII. The Lessee shall advance any sums that may become payable before the Lessee may dispose of any TIC financing facilities granted to it.

14.     Order of priority

        To the extent that obligations under the heritable building right agreement (ERBBAURECHTSVERTRAG) between the Lessee and the Lessor are being assumed by the Lessee under this Agreement, the relevant provisions of this Agreement shall be definitive in this respect. Provisions contained in any addenda to this Agreement shall always have priority over the original provisions of this Agreement.

15.     Offer of the Lessee

        The Lessee hereby offers to the Lessor to conclude this Real Property Leasing Agreement. This offer shall be binding on the Lessee for a period of six weeks as of the date of receipt of this offer by the Lessor.

        Dusseldorf, 29 June 2001              Hanover, 22 June 2001

        ROSATA Grundstucks-Vermietungs-       VARTA Geratebatterie GmbH
        gesellschaft mbH & Co.
        Objekt Dischingen KG

                                              /signed/

        /signed/ /signed/
        Lessor                                Lessee

                                 ADDENDUM NO. 1

             TO THE REAL PROPERTY LEASING AGREEMENT NO. 326-61 0038

                               OF 20 DECEMBER 2000

between     ROSATA Grundstucks-Vermietungsgesellschaft mbH & Co.
            Objekt Dischingen KG, Dusseldorf

            - hereinafter referred to as the "Lessor"

and         VARTA Geratebatterie GmbH, Hanover

            - hereinafter referred to as the "Lessee"

--------------------------------------------------------------------------------

The version of the Real Property Leasing Agreement attached to this Addendum shall replace the Real Property Leasing Agreement No. 326-61 0038 of 20 December 2000, which applied up to now.

It was stipulated in the Leasing Agreement of 20 December 2000 that the Lessee would indemnify the Lessor with respect to all obligations assumed by it in the event that, within a deadine ending 31 March 2002, the Lessor would not receive a long-term financing commitment by a credit institution willing to provide refinancing facilities at the terms and conditions requested by the Lessor. This proviso was made in Annex 4 to the Agreement of 20 December 2000. Since then, however, the deadline for the issue of such a refinancing commitment was extended until 31 May 2001 on the basis of an addendum dated 28 March 2001.

Such a financing commitment has now been issued by a refinancing banking institution. However, this financing commitment is subject to the condition that the Leasing Agreement shall provide for an advance payment of rent and, in addition, for a second fixed term of the lease. The agreed total term of the lease is to be 22.5 years. For this reason, the existing Real Property Leasing Agreement is to be supplemented accordingly, i.e. certain minor changes are to be made to that Agreement. The attached new version of the Leasing Agreement was drawn up for considerations of clearness and transparency only.

Dusseldorf, 29 June 2001                      Hanover, 22 June 2001

ROSATA Grundstucks-Vermietungs-               VARTA Geratebatterie GmbH
gesellschaft mbH & Co.
Objekt Dischingen KG

/SIGNATURES/                                  /SIGNATURES/
Lessor                                        Lessee
......

                        RECORD OF TRANSFER OF POSSESSION

       IN ACCORDANCE WITH SECTION 1 OF THE REAL PROPERTY LEASING AGREEMENT


Lessee:                              Varta Geratebatterie GmbH
                                     Am Leineufer 51, 30419 Hanover

Lessor: ROSATA Grundstucks-Vermietungsgesellschaft mbH & Co. Objekt Dischngen KG
                                     Ludwig-Erhard-Allee 9, 40227 Dusseldorf

Real Property Leasing Agreement      No. 326-61 0038 of 20 December 2000
                                     Addendum No. 1 of 29/22 June 2001

Object of the Lease:                 Building with production, office and
                                     recreation/sanitary premises;
                                     here: the "new building"

Location:                            Dossenberger Strasse and Zwinkelweg 2
                                     89561 Dischingen

Land register details:               Land register for Dischingen
                                     which is kept by the Heidenheim Local Court
                                     folios:    737 and 1356
                                     sub-plots: 980, 987/1, 987/3, 987/4, 987/5


Possession of the Object of the Lease, as described above, was transferred to the Lessee on 30 September 2002 (beginning of the total term of the lease). The Lessee confirms that the Object of the Lease is in accordance with the provisions of the Real Property Leasing Agreement. The Lessee further confirms that the Object of the Lease is being used as described in no. I of the Real Property Leasing Agreement.

Dusseldorf, 30 September 2002        Hanover, 30 September 2002

/TWO SIGNATURES/
ROSATA Grundstucks-Vermietungs-      Varta Geratebatterie GmbH
gesellschaft mbH & Co.
Objekt Dischingen KG


......
......

ADDENDUM NO. 1
TO THE SUPPLEMENTARY AGREEMENT NO. 1                      "OPEN TERMS"
TO THE REAL PROPERTY LEASING AGREEMENT NO. 326-61 0038    OF 20 DECEMBER 2000


--------------------------------------------------------------------------------


1.      Open terms

        The amount of the pre-rental payment, the commitment compensation, the rent and the advance payment of rent as provided for in sec. 4 nos. 2 and 3 of the Real Property Leasing Agreement shall be left open for the time being, but shall be definitively determined effective as of the beginning of the fixed term of the rent at the very latest (transfer of possession of the Object of the Lease to the Lessee in accordance with sec. 1 of the Real Estate Leasing Agreement). Up to that point in time, the Lessee may demand at any time that the Lessor shall fix the amount of the rent and the advance payments of rent on the basis of the long-term financing terms specified by the Lessor.

2. Long-term financing and assessment of the rent and advance payments of rent

        When the total term of of the lease begins, or at any other point in time prior to that, the Lessor shall assess the rent and the advance payment of rent on the basis of the capital market situation existing at the time of such assessment. Annex 1 to the Real Property Leasing Agreement shall be amended as appropriate.

        Beginning on 1 July 2002 and up to the end of the first fixed-rent period, the length of which shall be determined by the Lessee, the (net) aggregate total p.a. of the rent and the advance payment of rent shall be

             Interest p.a. in %; loan principal  Rent and advance payment of rent (net)
                  to be paid out in full         p.a. in % of the Total Investment Costs (TIC)

                                                 Year 1 to 10.5            Year 1 to 10.5
                                                 TIC of                    TIC of
                                                 EURO 6,056,000            EURO 2,300,000
-----------------------------------------------------------------------------------------
                           6.00 %                         11.17%                    11.47%

                           6.50 %                         11.53%                    11.83%

                                                          (administration costs contribution in acc.
                                                          with sec. 4 para 5 not included)

        The rent and the advance payment of rent for the next fixed-rent period shall be determined by the Lessor on the basis of the same assessment method, taking into account the redemption payments, the residual duration of the relevant term of the lease and the interest rate agreed with the Lessee.

3.      Pre-rental payments

        The Lessor shall determine the amount the pre-rental payments to be made in accordance with sec. 4 para 2 of the Real Property Leasing Agreement on the basis of the interest rate applicable to the relevant financing facilities. If any short-term financing facilities with a fixed-interest period of less than 6 months are used, the Lessor shall make an extra allowance of 0.25% of the amount of any such short-term financing facility.

        If the Lessee demands that the amount of the rent and the advance payment of rent be determined before possession of the Object of the Lease is transferred, the amount of the payments to be made under sec. 4 nos. 2 a) and b) of the Real Property Leasing Agreement as of the point in time the long-term financing funds are disbursed shall be determined on the basis of the same financing terms as those used to calculate the amount of the rent and of the advance payment of rent.

Dusseldorf, 29 June 2001                      Hanover, 22 June 2001

ROSATA Grundstucks-Vermietungs-               Varta Geratebatterie GmbH
gesellschaft mbH & Co.
Objekt Dischingen KG

/SIGNATURES/                                  /SIGNATURES/
Lessor                                        Lessee

......

APPENDIX 1 TO ADDENDUM NO. 1 OF 29/22 JUNE 2001
TO THE REAL PROPERTY LEASING AGREEMENT NO. 326-61 0038 OF 20 DECEMBER 2000


between      ROSATA Grundstucks-Vermietungsgesellschaft mbH & Co.
             Objekt Dischingen KG, Dusseldorf

             - hereinafter referred to as the "Lessor"

and          Varta Geratebatterie GmbH, Hanover

             - hereinafter referred to as the "Lessee"


ADVANCE PAYMENTS OF RENT

The advance payments of rent provided for in III.3 shall amount to

from 1 Jan. 2001 to 31 Dec. 2001               EUR     324,540.83
from 1 Jan. 2002 to 31 Dec. 2002               EUR     324,540.83
from 1 Jan. 2003 to 31 Dec. 2003               EUR     324,540.83
from 1 Jan. 2004 to 31 Dec. 2004               EUR     324,540.83
from 1 Jan. 2005 to 31 Dec. 2005               EUR     324,540.83
from 1 Jan. 2006 to 31 Dec. 2006               EUR     324,540.83
from 1 Jan. 2007 to 31 Dec. 2007               EUR     324,540.83
from 1 Jan. 2008 to 31 Dec. 2008               EUR     324,540.83
from 1 Jan. 2009 to 31 Dec. 2009               EUR     324,540.83
from 1 Jan. 2010 to 31 Dec. 2010               EUR     324,540.83
from 1 Jan. 2011 to 31 June 2011               EUR     162,270.41

SUM OF ADVANCE PAYMENTS OF RENT                EUR   3.407.678.68

The above figures shall be adjusted as may be appropriate at the time of the initial assessment of the applicable interest rate and the figures thus calculated shall then be definitive until the end of the relevant fixed-interest period, after which sec. 4.4 of the Real Property Leasing Agreement (adjustments of the rent) shall apply.

......